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                                                                     Exhibit 8.1








                                   April 30, 1999




U.S. Bancorp
U.S. Bank Place
601 Second Avenue South
Minneapolis, MN 55402

Dear Ladies and Gentlemen:

          We have acted as your counsel in connection with the Registration Statement on Form S-4 filed on April 2, 1999 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed merger of Bank of Commerce with and into a wholly-owned subsidiary of U.S. Bancorp. This opinion is delivered in accordance with the requirements of
Item 601(b)(8) of the Regulation S-K under the Securities Act.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Proxy Statement/Prospectus included therein (the "Proxy Statement/Prospectus") and such other documents as we have deemed necessary or appropriate.

          We hereby confirm that the discussions in the Proxy Statement/Prospectus under the captions "SUMMARY -- Material Federal Income Tax Consequences" and "THE MERGER -- Material Federal Income Tax Consequences" are a fair and accurate summary of the matters addressed therein, based upon current law and the facts and assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.


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U.S. Bancorp
April 30, 1999
Page 2


          We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the caption "THE MERGER -- Material Federal Income Tax Consequences" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                             Very truly yours,

                                             /s/ Dorsey & Whitney LLP